Exhibit 99.1

Press Release

Media Contact:

Eric DeRitis, (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES PRELIMINARY FINANCIAL INFORMATION FOR FISCAL THIRD QUARTER 2016

CUPERTINO, CA — April 13, 2016 — Seagate Technology plc (NASDAQ: STX), a world leader in storage solutions, today announced selected preliminary financial information for its fiscal third quarter of 2016, which ended on April 1, 2016.

Seagate expects to report revenue of approximately $2.6 billion and non-GAAP gross margin of approximately 23% for the fiscal third quarter 2016. The Company expects to report HDD unit shipments of approximately 39 million, representing approximately 40% market share. These preliminary results compare to the Company’s previous forecast for fiscal third quarter 2016 of revenue of approximately $2.7 billion and non-GAAP gross margin of approximately 25.6%.

The difference in the Company’s revenue and non-GAAP gross margin from its forecast was driven primarily by reduced demand for traditional mission critical HDD enterprise products, reduced demand for the company’s systems and silicon products, reduced demand for desktop client products primarily in China, and the Company’s decision to not aggressively participate in the low capacity notebook market. The reduced demand in the quarter combined with focused inventory reductions decreased the Company’s utilization of certain factories. Offsetting some of the quarter’s demand weakness was stronger than expected demand for the Company’s 8TB nearline products, reflecting the Company’s belief that an increasing level of enterprise applications are shifting to cloud environments.

“We are disappointed that we did not anticipate the weaker demand in the March quarter. There are many complex issues impacting the traditional go to market channels in our market, which are reducing our forecast visibility. Despite the disruption of the shifts in our traditional mission critical HDD business in the near term, we believe the long term benefit of cloud architectures for end users, and the related need for very high capacity drives, is a net positive for Seagate and the HDD industry,” said Steve Luczo, Chairman and Chief Executive Officer.

Non-GAAP operating expenses for the fiscal third quarter are expected to be approximately $438 million, slightly lower than forecasted non-GAAP operating expenses.

“The Company is in the process of prioritizing our strategic positioning, manufacturing footprint and operating expense investments to achieve the appropriate level of normalized earnings. We anticipate that these actions will be implemented over the next several quarters.” said Luczo.

Conference Call Details for Fiscal Third Quarter 2016 Financial Results

Seagate will report its fiscal third quarter 2016 financial results before the market opens on Friday, April 29, 2016. The investment community conference call to discuss these results will take place that day at 6:00 a.m. Pacific/9:00 a.m. Eastern Time. The live event can be accessed online at Seagate’s Investor Relations website at www.seagate.com/investors.

An archived audio webcast of this event will be available shortly following the event conclusion.

About Seagate

To learn more about the company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects and estimates of industry growth for the fiscal quarter ended July 1, 2016 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; cyber-attacks or other data breaches that disrupt its operations or results in the dissemination of proprietary or confidential information; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this report by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

		For the Three Months Ended April 1, 2016
Reconciliation of Preliminary GAAP Gross Margin:
Preliminary GAAP Gross Margin		20%
Non-GAAP adjustments:	(A)	3%
Preliminary non-GAAP Gross Margin		23%

(A) Gross margin has been adjusted on a non-GAAP basis to exclude the revenue and cost of sales from our sold data services business, amortization of intangibles associated with acquisitions, recognition of certain terminated contracts, and write off of certain fixed assets and discontinued inventory.

		For the Three Months Ended April 1, 2016
Reconciliation of Preliminary Operating Expense:
Preliminary GAAP Operating Expense		$497
Non-GAAP adjustments:
Product Development	(A)	(2)
Marketing and administrative	(B)	(10)
Amortization of intangibles	(C)	(27)
Restructuring and other, net	(D)	(20)
Preliminary non-GAAP Operating Expense		$438

(A) Product development expense has been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions.

(B) Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to exclude the write off of certain fixed assets and the impact of our sold data services business.

(C) Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

(D) Restructuring and other, net, has been adjusted on a non-GAAP basis primarily related to a reduction in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business.